MID-AMERICA APARTMENT COMMUNITIES, INC.
A self-managed equity REIT

PRESS RELEASE

MID-AMERICA APARTMENT COMMUNITIES REPORTS ON ACQUISITION FUND

Memphis, TN,  August 25, 2008 -- Mid-America Apartment Communities, Inc. (NYSE: MAA), or MAA, reported today that Mid-America Multifamily Fund I, LLC, or Fund I, its joint venture in which it has a 1/3 interest, will not make additional acquisitions. Fund I plans to maintain its ownership of the two properties which it previously purchased and to continue their scheduled redevelopment plan.

Eric Bolton, Chairman and CEO, said “We’re pleased with the progress of the venture, however, Fund I will not to expand any further at this time.  MAA will continue to acquire properties for its own account, and anticipates putting in place a new acquisition fund. We don’t expect this decision to necessitate any change in our current FFO guidance for 2008.”

MAA is a self-administered, self-managed apartment-only real estate investment trust which owns or has ownership interest in 42,211 apartment units throughout the Sunbelt region of the U.S.

6584 Poplar Ave, Memphis, TN  38138, (901) 682-6600 FAX: (901) 682-6667 Web-Site: www.maac.net